UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2018

THEMAVEN, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-12471	68-0232575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Fourth Avenue, Suite 200 Seattle, WA	98101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  775-600-2765

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction .2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

* Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into Material Definitive Agreements.

The disclosure under Item 8.01 is incorporated herein by reference to the extent required.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure under Item 8.01 is incorporated herein by reference to the extent required.

Item 8.01	Other Events.

Maven announced today, it signed the definitive agreement and acquired sufficient funding to acquire substantially all the Say Media assets, which include enterprise advertising and tech platform partnerships with over 125 digital media brands. Maven also announced a convertible preferred stock financing round with net cash proceeds of approximately $13 million (at a price of $0.33 cents per share of common stock on an as-converted basis) which will be used to complete the Say asset purchase, the HubPages merger, and provide working capital. Both the Say asset purchase and HubPages merger are scheduled to close, with operations consolidating, during August, 2018. The preferred stock funding was led by investments from B. Riley FBR and Maven founder, James Heckman.

“Maven now has the media and sales assets, as well as funding, to deliver on our plan to reach a $30 million annualized revenue run rate and positive EBITDAS during Q4, 2018,” said Maven CEO, James Heckman.

The consolidation of Say, Maven and HubPages onto the Maven brand should immediately result in 100 million monthly visitors and over 300 professional publishers. The founders of the three companies discussed the merger in a video you can watch here. Watch Video.

Maven expects partnership growth to continue at a steady pace across multiple content categories, including their recently announced sports division.

“The combined scale of a unified sales, distribution and publishing platform create an opportunity for professional, independent publishers and media brands to not only survive, but to thrive,” says Say Media Founder and CEO, Matt Sanchez. “We’re also contributing a fully developed, direct sales team, which will offer enormous value by increasing revenue for the entire coalition.”

“We believe the combined portfolio of independent brands from Hub, Say and Maven have the potential to attain a material amount of market share from premium brand advertiser spending.” added Maven Chairman and President, Josh Jacobs, “Delivering audience scale plus professional, safe content on an efficient, unified platform, creates a new premium platform for marketers.”

B. Riley FBR, Inc., a full service investment bank and wholly-owned subsidiary of B. Riley Financial, Inc., acted as sole placement agent for the offering.

Detailed descriptions of the terms and conditions of the transactions described above will be filed in a subsequent Current Report on Form 8-K.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by TheMaven, Inc. on August 6, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THEMAVEN, INC.

Dated: August 6, 2018	By:	/s/ Joshua Jacobs
Name: Joshua Jacobs
Title: President